April 3, 2009

Access Integrated Technologies, Inc.
55 Madison Avenue, Suite 300
Morristown, NJ 07960

Ladies and Gentlemen:

We are acting as special counsel to Access Integrated Technologies, Inc. d/b/a Cinedigm Digital Cinema Corp., a Delaware corporation (the “Company”), in connection with the registration of the resale of 1,320,000 shares of the Company’s Class A common stock, $0.001 par value per share (the “Common Stock”) to be issued on a quarterly basis as additional share payments (the “Additional Share Payments”) and which may, at the Company’s option and subject to certain conditions, be issued from time to time on a quarterly basis as interest (the “Interest Shares” and, together with the Additional Share Payments, the “Shares”), pursuant to the three-year 10% notes issued by the Company on August 27, 2007 (the “2007 Senior Notes”).  The Company is filing concurrently herewith an Amendment No. 2 (the “Amendment”) to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on September 12, 2008 pursuant to the Securities Act of 1933, as amended (the “Act”), with respect to the Shares.

In connection with this opinion, we have examined and relied upon copies certified or otherwise identified to our satisfaction of: (i) the Amendment, together with exhibits and schedules thereto, in the form filed with the Commission; (ii) the Company’s Fourth Amended and Restated Certificate of Incorporation, (iii) the Company’s By-Laws; and (iv) records of corporate proceedings of the Company, as made available to us by officers of the Company; and have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as

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April 3, 2009
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certified or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements as to factual matters of officers and other representatives of the Company. We have been advised by the Company that all of the Shares are fully paid; we have relied upon such advice and have made no independent investigation thereof.  Our opinion expressed below is subject to the qualification that we express no opinion as to any law other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that the Shares have been duly authorized, and when certificates for the Shares have been duly executed by the Company, countersigned by a transfer agent, duly registered by a registrar for the Company’s Common Stock and issued in accordance with the terms of the 2007 Senior Notes, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this letter as an exhibit to the Amendment and to the reference to our Firm in the Prospectus included therein under the caption “Legal Matters”.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of the Amendment or Prospectus within the meaning of the term “expert” as defined in Section 11 of the Act or the rules and regulations promulgated thereunder.

This opinion is furnished to you in connection with the filing of the Amendment and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,
/s/ Kelley Drye & Warren LLP